Exhibit (a)(5)(iv)

CONFIDENTIAL

## Project Phoenix
### Selected Companies -- Trading Analysis

*($ & shares in millions, except per share)*
*June 30, 2009 10:27 AM*

| Valuation Multiples | Stock Price 6/29/2009 | 52-Week High | 52-Week Low | Equity Value | Enterprise Value | Q1 CY2009 Annualized Revenue | Q1 CY2009 Annualized EBITDA | CY2009E Revenue | CY2009E EBITDA | CY2010E Revenue | CY2010E EBITDA |
|---|---|---|---|---|---|---|---|---|---|---|---|
| Phoenix | $ 0.25 | $ 0.80 | $ 0.10 | $ 4.4 | $ 219.4 | $ 233.2 | $ 26.0 | $ 248.0 | $ 37.3 | $ 271.9 | $ 45.9 |
| **Tier 1** | | | | | | | | | | | |
| Rotech Healthcare | $ 0.14 | $ 0.21 | $ 0.01 | $ 3.6 | $ 441.1 | $ 474.5 | $ 85.0 | n/a | n/a | n/a | n/a |
| Lincare Holdings | 22.15 | 34.68 | 19.43 | 1,523.7 | 1,974.4 | 1,486.7 | 323.5 | $ 1,560.1 | $ 367.2 | $ 1,703.0 | $ 410.2 |
| **Tier 2** | | | | | | | | | | | |
| Amedisys | 33.44 | 67.98 | 25.20 | 914.6 | 1,199.8 | 1,367.4 | 214.0 | 1,454.1 | 227.5 | 1,621.4 | 246.7 |
| LHC Group | 21.95 | 36.83 | 16.56 | 404.8 | 404.5 | 498.5 | 93.8 | 504.5 | 82.9 | 571.5 | 91.5 |
| Gentiva | 16.48 | 29.99 | 12.94 | 476.9 | 633.7 | 1,155.7 | 113.0 | 1,175.3 | 121.2 | 1,257.6 | 126.0 |
| Almost Family | 26.24 | 53.85 | 14.91 | 214.6 | 244.3 | 276.8 | 40.4 | 282.5 | 41.2 | 308.0 | 44.4 |

| | Enterprise Value / Revenue Q1 2009 Ann | Enterprise Value / Revenue CY2009E | Enterprise Value / Revenue CY2010E | Enterprise Value / EBITDA Q1 2009 Ann | Enterprise Value / EBITDA CY2009E | Enterprise Value / EBITDA CY2010E | P/E Q1 2009 Ann | P/E CY2009E | P/E CY2010E |
|---|---|---|---|---|---|---|---|---|---|
| Phoenix | 0.9x | 0.9x | 0.8x | 8.4x | 5.9x | 4.8x | (0.2x) | n/a | n/a |
| **Tier 1** | | | | | | | | | |
| Rotech Healthcare | 0.9x | n/a | n/a | 5.2x | n/a | n/a | (0.1x) | n/a | n/a |
| Lincare Holdings | 1.3x | 1.3x | 1.2x | 6.1x | 5.4x | 4.8x | 15.4x | 11.8x | 9.8x |
| **Tier 2** | | | | | | | | | |
| Amedisys | 0.9x | 0.8x | 0.7x | 5.6x | 5.3x | 4.9x | 8.3x | 8.0x | 7.4x |
| LHC Group | 0.8x | 0.8x | 0.7x | 4.3x | 4.9x | 4.4x | 8.9x | 9.8x | 9.1x |
| Gentiva | 0.5x | 0.5x | 0.5x | 5.6x | 5.2x | 5.0x | 6.6x | 9.2x | 8.9x |
| Almost Family | 0.9x | 0.9x | 0.8x | 6.0x | 5.9x | 5.5x | 9.5x | 9.6x | 9.0x |
| *Mean* | *0.9x* | *0.9x* | *0.8x* | *5.9x* | *5.4x* | *4.9x* | *6.9x* | *9.7x* | *8.8x* |
| *Median* | *0.9x* | *0.8x* | *0.8x* | *5.6x* | *5.3x* | *4.8x* | *8.3x* | *9.6x* | *9.0x* |
| *Min* | *0.5x* | *0.5x* | *0.5x* | *4.3x* | *4.9x* | *4.4x* | *(0.2x)* | *8.0x* | *7.4x* |
| *Max* | *1.3x* | *1.3x* | *1.2x* | *8.4x* | *5.9x* | *5.5x* | *15.4x* | *11.8x* | *9.8x* |

(1) Phoenix 2009 and 2010 estimates as per management projections provided on 5.7.09.

Page 1

CONFIDENTIAL

**Project Phoenix**

*($ in millions)*

**Select Precedent Home Health Transactions**

*June 30, 2009* *10:27 AM*

| Date | | Target | Acquiror | Revenue Amount | Revenue Multiple | EBITDA Amount | EBITDA Multiple |
|---|---|---|---|---|---|---|---|
| 2009 | May | Air Products Healthcare | Option Care Ent. (Walgreen) | --- | --- | --- | --- |
| | February | CareMax Medical Resources | Option Care Ent. (Walgreen) | --- | --- | --- | --- |
| 2008 | December | Northwest Healthcare Alliance | LHC Group | $10.9 | --- | --- | --- |
| | October | HomeCall | LHC Group | 21.6 | --- | --- | --- |
| | September | Six home health agencies | Amedisys | 23.0 | 1.1x | --- | --- |
| | September | Home health assets | LHC Group | 1.3 | 1.0x | --- | --- |
| | August | Morristown-Hamblen Home Health and Hospi | LHC Group | 2.8 | 1.0x | --- | --- |
| | June | Apria Healthcare Group | The Blackstone Group | 1769.0 | 0.9x | $307.0 | 5.2x |
| | June | Physicians Home Health Care | Gentiva Health Services | 9.4 | 1.3x | --- | --- |
| | June | Patient Care | Almost Family | 47.0 | 1.0x | --- | --- |
| | May | Braden Partners | Teijin | 133.0 | 0.9x | --- | --- |
| | May | Home Care Solutions | LHC Group | --- | --- | --- | --- |
| | May | Five home health agencies (HMA) | Amedisys | 6.7 | 1.0x | --- | --- |
| | April | Great Lakes Home Health and Hospice | Pouschine Cook Capital Mgmt. | --- | --- | --- | --- |
| | March | Apex Home Healthcare Services | Almost Family | 16.2 | 1.0x | --- | --- |
| | February | Tender Loving Care | Amedisys (1) | 300.0 | 1.2x | 50.0 | 6.9x |
| | February | Family Home Health Care | Amedisys | 24.9 | 1.7x | --- | --- |
| | February | Home Health Care Affiliates | Gentiva Health Services Inc. | 16.2 | 3.4x | --- | --- |
| | January | Associated Healthcare Systems | Teijin | --- | --- | --- | --- |
| 2007 | November | Preferred Homecare | Beecken Petty O'Keefe | --- | --- | --- | --- |
| | October | PolyMedica | Medco | 675.5 | 2.2x | 96.8 | 15.5x |
| | October | Quality of Life Home Health Care | Almost Family | 9.4 | 1.8x | --- | --- |
| | October | Coram | Apria Healthcare Group | 500.0 | 0.7x | --- | --- |
| | August | IntegriCare | Amedisys | 54.0 | 1.3x | --- | --- |
| | June | Family Home Services | AdCare Health Systems | 20.0 | 0.5x | --- | --- |
| | June | One home health agency in Illinois | Amedisys | 10.0 | 0.8x | --- | --- |
| | April | Pediatric Services of America | Portfolio Logic | 123.5 | 1.0x | --- | --- |
| | April | Dyna Care Home Health | Amedisys | 14.5 | 1.1x | --- | --- |
| | February | Maternal Child Health | Pediatric Services of America (PSA) | 12.4 | 0.3x | --- | --- |
| | | | **Mean** | | **1.2x** | | **9.2x** |

| | | | | | | |
|---|---|---|---|---|---|---|
| Proposed | (3) | **Phoenix** | **Highland Capital** | 233.2 (2) | **0.9x** | 26.0 (2) | **8.5x** |

(1) Adjusted enterprise value for $50.0 million in tax benefits, adjusted EBITDA for $15.0 million in corporate synergies.
(2) Annualized Q1 2009 financials.
(3) Based on an $6.5 million equity valuation assumption and a net debt of $214.3 million at time of closing. Includes a cash balance of $13.7 million after transaction related expenses.

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